EXHIBIT 10.8

                          SOUTH FLORIDA KINETICS, INC.
                     8% SUBORDINATED SECURED PROMISSORY NOTE

                               Dated May 24, 1999
                              Miami, Florida 33181

         FOR VALUE RECEIVED, South Florida Kinetics, Inc., a Florida corporation, formerly know as BioPharm Clinical Testing, Inc. (the "Borrower"), hereby covenants and promises to pay to the order of Bio Clinic Management Company, formerly known as South Florida Bioavailability Clinic, Inc., (the "Holder"), Seventeen Thousand and NO/100 Dollars ($17,000) in lawful money of the United States of America, together with interest thereon to accrue from January 1, 2000 at the rate of eight percent per annum. All principal, interest and other costs hereunder shall be due and payable to the Holder of this Subordinated Secured Promissory Note (the "Note") on the closing of a registered initial public offering of the common stock of the Holder (the "IPO"). If the Holder has not completed a registered IPO by December 31, 1999, this Note shall be payable in installments as provided in the next sentence. Payments of principal and interest shall be made in legal tender of the United States of America at the rate of Twenty Thousand and NO/100 Dollars ($20,000) per month on the first day of each month commencing upon payment of a $100,000 Senior Secured Promissory Note delivered to the Holder (the "Secured Note"). Provided, however, if the Borrower completes an IPO subsequent to December 31, 1999, all remaining installments of principal and interest shall be due and payable upon the closing of the IPO. All payments made pursuant to this Note shall include both principal and interest.

         This Note shall be secured by the collateral listed in the Security Agreement attached hereto as Exhibit A and a UCC-1 Financing Statement attached hereto as Exhibit B.

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         This Note is one of the three notes issued pursuant to the Agreement to
Restructure Debt between the Borrower and the Holder (the "Agreement"), and is subordinate to the repayment of Borrower's obligations to the Holder under the Secured Note in the amount of $100,000 and senior to the Junior Subordinated Secured Note in the amount of $383,000 issued as part of the Agreement. After the Secured Note in the amount of $100,000 plus accrued interest is paid in full, all subsequent payments to the Holder shall first be applied to outstanding obligations to this Note.

         Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, shall become immediately all due and payable without further notice at the option of the Holder upon any of the following: (i) the Borrower fails to timely make any payment hereunder when such payment becomes first due and such failure continues for a period of 10 days after written notice from the Holder to Borrower, (ii) the occurrence of an "Event of Default" under any agreement entered into by the Borrower including the Secured Note and such default continues unremedied for a period of 30 days after written notice to the Borrower by any party to the agreement; (iii) the Borrower ceases to carry on business on a regular basis or enters into an agreement to sell substantially all of its assets or an agreement whereby it merges into, consolidates with or is acquired by any other business entity; or
(iv) the Borrower makes any assignment for the benefit of its creditors, makes any election to wind up or dissolve or becomes unable to pay its debts as they mature, insolvent or the subject of any proceeding under any bankruptcy, insolvency or debtor's relief law.

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         If any amount payable to the Holder under this Note is not received by the Holder on or before the due date, then such amount shall bear interest from and after the due date until paid at an annual rate of interest equal to 15%.

         All rights, remedies, and undertakings, obligations, options, covenants, conditions and agreements contained in this Note are cumulative and no one of them will be exclusive of any other. This Note may be assigned by the Holder, and the assignee shall have all of the rights and responsibilities of the Holder.

         The Borrower for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Holder may extend the time for payment or otherwise modify the terms of the payment or any part or the whole of the debt evidenced hereby. To the fullest extent permitted by law, the Borrower waives the statute of limitations in any action brought by the Holder in connection with this Note and the right to a trial by jury.

         This Note shall be interpreted in accordance with Florida law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. The prevailing party in any action shall be entitled to its reasonable attorneys' fees and costs. This Note may not be changed, modified, amended or terminated orally.

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         The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

                                      SOUTH FLORIDA KINETICS, INC.

                                      By:
                                         --------------------------------
                                         Lisa Krinsky, President

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